UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2013

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting of Stockholders of Education Realty Trust, Inc. (“EdR”) held on May 8, 2013 (the “Annual Meeting”), EdR’s stockholders approved each of the proposals presented which are described in more detail in EdR’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 27, 2013. Holders of 106,628,016 shares of EdR’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results on each proposal presented to EdR’s stockholders at the Annual Meeting:

Proposal 1: To elect seven directors to serve until the 2014 Annual Meeting of Stockholders and until their successors have been duly elected and qualify.

Director	Votes For	Withheld	Broker Non-Votes
Paul O. Bower	100,330,741	3,456,429	2,840,846
Monte J. Barrow	103,178,182	608,988	2,840,846
William J. Cahill, III	103,178,228	608,942	2,840,846
Randall L. Churchey	103,183,310	603,860	2,840,846
John L. Ford	103,142,526	644,644	2,840,846
Howard A. Silver	103,147,659	639,511	2,840,846
Wendell W. Weakley	103,143,257	643,913	2,840,846

Proposal 2: To ratify the appointment of Deloitte & Touche LLP as EdR’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions
103,664,574	2,954,122	9,320

Proposal 3: To approve, in an advisory (non-binding) vote, the compensation of EdR’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,531,193	217,708	38,269	2,840,846

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: May 8, 2013	By:	/s/ Randall H. Brown
Randall H. Brown Executive Vice President, Chief Financial Officer and Treasurer